EXHIBIT 23.2



instinct.insight,impact       STONEFIELD
                                JOSEPHSON, INC.
                                   Certified Public Accountants
                                   Business Advisors





                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------



To the Board of Directors
The Neptune Society, Inc.



We consent to the use of our Independent Auditors' Report dated March 20, 2002 (except from Notes 1 and 11 as to which the date is May 16, 2002) covering the consolidated financial statements of The Neptune Society as of December 31, 2001 and for the year then ended, included in a Form S-1 registration statement to be filed with the Commission on approximately October 16, 2002.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.



/s/ Stonefield Josephson, Inc.
Santa Monica, California
October 16, 2002



Santa Monica            1620 26th Street/Suite 400 South/Santa Monica/
                        California 90404-4041/Tel 310.453.9400/Fax 310.453.1187
Irvine                  18500 Von Karman Avenue/Suite 560/Irvine/California
                        92612-0540/Tel 949.653.9400/Fax 949.833.3582
San Francisco           655 Montgomery Street/Suite 1220/San Francisco/
                        California 94111-2630/Tel 415.981.9400/Fax 415.391.2310
Walnut Creek            2121 North California Blvd./Suite 900/Walnut Creek/
                        California 94596-7306/Tel 925.938.9400/Fax 925.930-0107


                              www.sjaccounting.com